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                                                                     Exhibit 2.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this Form 20-F of our Report dated February 18, 1998, and to the incorporation of our reports included and incorporated by reference to this Form 20-F, into the Company's previously filed Registration Statement on Form S-8, File No. 33-85168, and of our report dated November 10, 1997 on the financial statements of Seaway Heavy Lifting Limited. It should be noted that we have not audited any financial statements of the Company subsequent to November 30, 1997 or performed any audit procedures subsequent to the date of our report.


                                              ARTHUR ANDERSEN


Glasgow, Scotland
May 28, 1998